UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 30, 2017, Diversified Restaurant Holdings, Inc. (“DRH” or the “Company”) and certain of its subsidiaries entered into a sixth amendment to the Company’s primary credit facility with Citizens Bank, National Association, as administrative agent (“Amendment No. 6 to Credit Agreement”).

Amendment No. 6 to Credit Agreement amends the definition of Consolidated EBITDA to allow for specified addbacks and modifies the maximum permitted Consolidated Lease-Adjusted Leverage Ratio, commencing with the fiscal quarter ended June 30, 2017.

The foregoing description of Amendment No. 6 to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed as Exhibit 10.1 hereto.

Item 9.01    Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1        Amendment No. 6 to Credit Agreement

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: July 6, 2017	By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.    Description

10.1        Amendment No. 6 to Credit Agreement, Dated as of June 30, 2017.